UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14 (a) of the
Securities Exchange Act of 1934
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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material Pursuant to § 14a-12
AVNET, INC.
(Name of Registrant as Specified in its Charter)
N/A
(Name of Person(s) Filing Proxy Statement,
if Other Than the Registrant)
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Explanatory Statement
     This supplements a statement in the proxy statement of Avnet, Inc., filed with the Securities and Exchange Commission on September 24, 2010, for Avnet’s 2010 annual meeting of shareholders. The paragraph immediately above the director compensation table on page 44 of the proxy statement presently reads: “The following table shows the total dollar value of all fees earned by and paid in cash to all non-employee directors in fiscal 2010 and the expense recorded by Avnet for financial statement reporting purposes with respect to stock awards to non-employee directors in connection with in fiscal 2010.”
     This deletes that sentence and replaces it with the following sentence: “The following table shows the total dollar value of all fees earned by and paid in cash to all non-employee directors in fiscal 2010 and the aggregate grant date fair value of stock awards to non-employee directors in connection with fiscal 2010 computed in accordance with FASB ASC Topic 718.”
     The deletion and replacement does not change any of the figures set forth in the table which is referred to in the sentence, nor does it effect any other change or revision to the proxy statement.

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